                                                                    EXHIBIT 21.1

                          List of Company Subsidiaries


Subsidiary                                          Jurisdiction of Incorporation/Organization
----------                                          ------------------------------------------
Royal BodyCare USA, Inc.                                                Texas
MPM Medical, Inc.                                                       Texas
Royal BodyCare Canada, Inc.                                             Canada
Pure Life International Products, Inc.*                                 Canada
BizAdigm, Inc.                                                          Nevada

----------
* Subsidiary of Royal BodyCare Canada, Inc.